Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	February 23, 2021

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

--Record fourth quarter and full year 2020 revenues highlight business model resilience

--Record fourth quarter 2020 revenue also exceeds expectations provided in business outlook in November 2020

--Fourth quarter 2020 diluted earnings per share skewed largely by corporate actions but strong underlying operating leverage drive above-expectations non-GAAP diluted earnings per share

--Record full-year cash flow provided by operating activities at $175.7 million sustains solid balance sheet for growth reinvestments and a return of capital

--2021 business outlook reflects healthy demand and strong diluted earnings per share growth

TAMPA, FL – February 23, 2021 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer experience management services, multichannel demand generation and digital transformation, announced today its financial results for the fourth-quarter and full-year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights

•

Fourth quarter 2020 revenues of $450.5 million were an all-time record and increased by $25.2 million, or 5.9%, from $425.3 million in the comparable quarter last year, driven by a combination of solid operational positioning, which enabled the Company to respond to opportunities in the marketplace with agility, coupled with a diverse business mix and healthy demand from existing and new program expansions as well as new client wins

•

Fourth quarter 2020 comparable revenue growth of 5.9% spanned the financial services, technology, communications, healthcare and other verticals, more than offsetting the lower demand in the transportation & leisure vertical

•

Non-GAAP fourth quarter 2020 constant currency organic revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 4.5% comparably driven largely by the aforementioned factors

•

Fourth quarter 2020 operating income was $32.3 million versus $33.1 million in the same period last year with an operating margin of 7.2% versus 7.8% for the comparable period last year. Fourth quarter 2020 operating income reflects various costs totaling $9.1 million vs. $6.0 million in the prior year period. Of the $9.1 million

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

of fourth quarter 2020 costs, which is 2.0% of revenues, or approximately 200 basis points, approximately 100 basis points was due to impairment of right-of-use (“ROU”) assets and other fixed assets related to COVID-19-driven facility exits, 60 basis points was due to acquisition related intangible amortization, 30 basis points was merger and integration costs related mostly to the acquisition of Taylor Media Corp., owner of The Penny Hoarder, (TMC/TPH) and another 10 basis points was due to other costs related to site restoration

•

Fourth quarter 2019 operating income of $33.1 million, or 7.8% of revenues, reflects various costs totaling $6.0 million, 1.4% of revenues, or approximately 140 basis points. Of the 140 basis points, approximately 100 basis points was due to acquisition related intangible amortization, 20 basis points was related to merger and integration costs related to Symphony and WhistleOut, another 20 basis points was related to legal and professional services fees

•

On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of amortization of acquisition related intangibles, impairments, merger and integration as well as other costs, fourth quarter 2020 operating margin remained unchanged at 9.2% in both comparable periods due to higher accrual for long-term and annual performance-based compensation in the fourth quarter of 2020 driven by financial outperformance relative to planned operating results. Fourth quarter 2020 non-GAAP operating margin still reflects an expense of approximately $1.7 million, or approximately 40 basis points, up from $0.7 million, or approximately 20 basis points, in the year-ago quarter related to a mark‐to‐market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments, which were impacted by an increase in global financial markets in the fourth quarter of 2020

•

Fourth quarter 2020 diluted earnings per share were $0.64 versus $0.56 in the same period last year, up 14.3% despite the impairment of right-of-use (“ROU”) assets and other fixed assets, with the increase driven mostly by the positive swing in other expenses, lower shares outstanding due to share repurchases and a lower tax rate

•

On a non-GAAP basis, which excludes the impact of acquisition-related intangibles and fixed-asset write-ups, restructuring charges, impairments and merger and integration costs as well as other costs, fourth quarter 2020 diluted earnings per share were a record $0.81 versus $0.69, up 17.4% on a comparable basis (see Exhibit 6 for reconciliation), with the increase driven by a combination of strong operational performance coupled with a positive swing in total other expenses, a lower share count and lower tax rate

•

Consolidated capacity utilization rate remained unchanged at 75% in the fourth quarter of both comparable periods. Including home agents in the comparable utilization calculation, however, the capacity utilization would have increased comparably, corresponding with revenue growth of 5.9% on a comparable basis

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 4.7% to $359.7 million, or 79.8% of total revenues, for the fourth quarter of 2020 compared to $343.5 million, or 80.8% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 4.5% comparably, driven by a combination of solid operational positioning, a diverse client mix and healthy demand from new client wins as well as existing and new program expansion across the financial services, technology, healthcare and other verticals, more than offsetting a significant reduction in demand in transportation & leisure vertical as well as a slight downtick in demand in the communications vertical.

The Americas income from operations for the fourth quarter of 2020 increased 2.5% to $44.9 million, with an operating margin of 12.5% versus 12.7% in the comparable quarter last year. The Americas operating margin in the fourth quarter of 2020 includes $4.2 million, or 120 basis points, of the aforementioned ROU asset and other long-lived asset impairment impacts. On a non-GAAP basis, the Americas operating margin was 14.3% versus 13.9% in the comparable quarter last year, with the increase due to a combination of factors, including strong overall demand, increased capacity utilization (including home agents), higher agent productivity and expense discipline (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 11.0% to $90.8 million, representing 20.1% of total revenues, for the fourth quarter of 2020, compared to $81.8 million, or 19.2% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 4.2% on a comparable basis driven primarily by growth in the communications, financial services and technology verticals, more than offsetting a significant reduction in demand in the transportation & leisure vertical as well as other vertical, which includes the impact of COVID-19 induced restrictions and the associated project delays and cancellations related to Symphony.

The EMEA region’s income from operations for the fourth quarter of 2020 increased 43.5% to $8.7 million, with an operating margin of 9.6% versus 7.4% in the comparable quarter last year.  On a non-GAAP basis, the operating margin increased to 10.8% from 8.8% in the year-ago period, with the increase due to increased capacity utilization (including home agents), higher agent productivity and expense discipline (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $21.3 million, or 4.7% of revenues in the fourth quarter of 2020, compared to $16.8 million, or 3.9% of revenues in the prior-year period. The increase was due to higher accrual for long-term and annual performance-based compensation driven by financial outperformance relative to planned operating results coupled with the mark-to-market expense from the Rabbi Trust investments as well as merger and integration costs related to the acquisition of TMC/TPH. On a non-GAAP basis (see Exhibit 7 for reconciliation), other loss from operations increased to 4.4% of revenues from 3.7% in the year-ago period driven by aforementioned reasons.

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2020 was $0.9 million compared to $(1.1) million for the same period in the prior year. The fourth quarter 2020 positive swing was driven largely by the mark-to-market benefit related to the Company’s Rabbi Trust investment performance coupled with lower interest expense due to lower average debt balances.

The Company recorded an effective tax rate of 23.6% in the fourth quarter of 2020 versus 28.1% in the same period last year and largely in-line with the estimated 24% provided in the Company’s November

2020 business outlook.  The rate differential compared to the same period last year was largely driven by a flux in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the fourth quarter 2020 effective tax rate was 23.7% compared to 24.9% in the same period last year and largely in-line with the estimated 24% provided in the Company’s November 2020 business outlook (see Exhibit 11 for reconciliation) driven largely by a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Full-Year 2020 Financial Highlights

•

2020 revenues of $1,710.3 million increased $95.5 million, or 5.9%, from $1,614.8 million last year, with the demand driven by a diverse business mix and healthy demand from existing and new program expansions as well as new client wins across the financial services, technology and healthcare verticals, more than offsetting the lower demand in the transportation & leisure, communications and other verticals, which includes the impact of COVID-19 induced restrictions and the associated project delays related to Symphony Ventures Limited

•

2020 organic constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 13 for reconciliation) increased 5.7% comparably, with the increase in demand driven by aforementioned factors

•

2020 operating income decreased to $81.8 million from $89.8 million in 2019 with operating margin decreasing to 4.8% from 5.6% last year. 2020 operating margin reflects the impact of costs totaling $62.7 million vs. $30.8 million in 2019. Of the $62.7 million in costs, which is 3.7% of revenues, or approximately 370 basis points, approximately 130 basis points was related to the non-cash impairment of goodwill related to Symphony due to project delays and constrained ability to conduct engagements at client sites due to COVID-19 restrictions, which has impacted operating performance and dampened demand levels. A 120 basis points is due to non-cash impairment of long-lived assets, including right-of-use (“ROU”) assets and other fixed assets related to leases tied to customer experience management facilities and regional support offices coupled with the write-off of related leasehold improvements and other fixed assets as the Company exits some of these facilities based on certain client commitments to rebalance some of their delivery mix from brick and mortar facility to home agent because of long-term strategy shifts due to COVID-19. Another 90 basis points is related to acquisition-related intangible amortization, 20 basis points is associated with merger and integration costs related to the acquisition of TMC/TPH and another 10 basis points related to other

•

2019 operating income of $89.8 million reflects costs totaling $30.8 million, 1.9% of revenues, or 190 basis points. Of the $30.8 million, $18.8 million, or 120 basis points, is associated with the amortization of acquisition-related intangibles and fixed asset write-ups. $7.1 million of charges, or approximately 40 basis points, is related to merger and integration costs related to the acquisitions of WhistleOut and Symphony. The remaining $4.9 million, or roughly 30 basis points, is related to the 2019 Americas Exit Plan and other, which includes severance expenses, asset impairments and other expenses

•

On a non-GAAP basis (see Exhibit 8 for reconciliation), 2020 operating margin was 8.4% versus 7.5% in the same period last year driven by solid demand execution combined with higher agent productivity, increased capacity utilization (inclusive of home agents), rationalization of capacity and expense discipline. Both comparable periods operating margin still reflect approximately 20 basis points of impact of mark‐to‐market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments

•

2020 diluted earnings per share were $1.39 versus $1.53 last year, with the comparable decline due chiefly to non-cash impairment of goodwill related to Symphony and long-lived assets, including right-of-use (“ROU”) assets and other fixed assets related to leases tied to customer experience management facilities and regional support offices coupled with the write-off of related leasehold improvements and other fixed assets

•

On a non-GAAP basis, 2020 diluted earnings per share were $2.70 versus $2.11 in the prior year (see Exhibit 8 for reconciliation), with the 28.0% 2020 increase driven mostly by strong operational performance coupled with a lower share count, lower total other expenses and a lower tax rate

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2020, remained strong with cash and cash equivalents of $103.1 million, of which approximately 84.1%, or $86.7 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. In 2020, the Company generated a record $175.7 million in cash provided by operating activities, which was up 73.4% from 2019, with the increase driven by a combination of tight management of working capital swing factors and strong underlying operating results. During 2020, the Company purchased approximately 1.9 million share and has roughly 1.7 million shares remaining under its 10 million shares repurchase program authorized in August 2011 and amended in March of 2016. At December 31, 2020, the Company had $63.0 million in borrowings outstanding, down from $73.0 million at the end of 2019, under its $500.0 million credit agreement.

Business Outlook

•

The Company’s first quarter and full year 2021 business outlook reflects healthy levels of demand stemming from existing and new clients as well as new lines of businesses across its vertical markets, consistent with the pattern that has driven those verticals to date. The Company expects its first quarter through full year outlook to largely maintain its historical pattern as it ramps client programs and steps-up levels of information technology (IT) and IT-related investments to reinforce its infrastructure and agility in the marketplace. The Company’s first quarter 2021 outlook also reflects the revenue and diluted earnings per share contribution of $15 million and $0.02, respectively, from TMC/TPH acquisition. For 2021, the Company expects TMC/TPH acquisition to contribute approximately $60 million in revenues and approximately $0.08 in diluted earnings per share. The Company remains well positioned strategically to address opportunities in the marketplace just as it has throughout the pandemic;

•

The Company continues to work with clients in determining the future view of their delivery strategy between home agent and brick and mortar facility driven by COVID-19. As such, the Company will continue to adjust its capacity footprint – similar to actions taken on facility leases in 2020 – as it gets greater clarity around those decisions;

•

The Company’s revenues and earnings per share assumptions for the first quarter and full year 2021 are based on foreign exchange rates as of January 2021. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full year discussed above;

•

The Company anticipates total other interest income (expense), net of approximately $(1.4) million and $(5.6) million for the first quarter of and full year 2021, respectively. In the first quarter, roughly $(1.0) million of the $(1.4) million reflects the impact of the Company’s stake in XSell Technologies, Inc., which is poised to accelerate its growth investments in its business and is accounted for under the equity method. The remainder reflects other expense related to the acquisition of TMC/TPH. For the year, roughly $(4.0) million is due to XSell Technologies and the remaining $(1.6) million is other expense related to the acquisition of TMC/TPH. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•

The Company expects its full year 2021 effective tax rate to be below prior-year levels because prior-year was impacted largely by non-deductibility of goodwill impairment. It expects full year 2021 non-GAAP tax rate to be roughly in line with the prior year.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2021:

•	Revenues in the range of $454.0 million to $459.0 million
•	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 40.0 million
•	Diluted earnings per share of approximately $0.58 to $0.61
•	**Non-GAAP diluted earnings per share in the range of $0.67 to $0.70
•	Capital expenditures in the range of $14.0 million to $16.0 million

For the twelve months ending December 31, 2021, the Company anticipates the following financial results:

•	Revenues in the range of $1,833.0 million to $1,853.0 million
•	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 40.1. million
•	Diluted earnings per share of approximately $2.60 to $2.73
•	**Non-GAAP diluted earnings per share in the range of $2.94 to $3.07
•	Capital expenditures in the range of $47.0 million to $53.0 million

**See Exhibit 10 for first quarter and full-year 2021 non-GAAP diluted earnings per share and Exhibit 11 for the first quarter and full-year 2021 non-GAAP tax rate reconciliations. The Non-GAAP diluted earnings per share exclude the impact of XSell Technologies, Inc. while diluted earnings per share do.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 24, 2021, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated and consolidated subsidiaries (“SYKES” or the “Company”) is a leading full lifecycle provider of global customer experience management services, multichannel demand generation and digital transformation. SYKES provides differentiated full lifecycle customer experience management solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, technology, communications, transportation & leisure and healthcare industries. The Company’s differentiated full lifecycle services platform effectively engages customers at every touchpoint within the customer journey, including digital media and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized through a suite of digital transformation capabilities under its SYKES Digital Services (“SDS”) group, which spans robotic process automation (“RPA”), self-service, insight analytics and digital learning.  In addition to digital transformation, SYKES also provides artificial intelligence (“AI”) solutions that can be embedded and leveraged across its lifecycle offerings. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). The Company’s Americas and EMEA regions primarily provide customer management solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company also provide fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the Company’s acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of digital transformation capabilities that optimizes its differentiated full lifecycle management services platform. The Company’s complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer experience management centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. The Company delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer experience management centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer experience management centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer experience management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut, Symphony and Taylor Media Corp. (the owner of The Penny Hoarder) acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended December 31,
	2020	2019
Revenues	$450,535	$425,284
Direct salaries and related costs	(289,009)	(274,731)
General and administrative	(108,946)	(100,825)
Depreciation, net	(13,646)	(12,518)
Amortization of intangibles	(2,425)	(4,123)
Impairment of long-lived assets	(4,232)	—
Income from operations	32,277	33,087
Total other income (expense), net	946	(1,062)
Income before income taxes	33,223	32,025
Income taxes	(7,848)	(9,005)
Net income	$25,375	$23,020

Net income per common share:
Basic	$0.64	$0.56
Diluted	$0.64	$0.56

Weighted average common shares outstanding:
Basic	39,580	41,176
Diluted	39,895	41,453

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended December 31,
	2020	2019
Revenues	$1,710,261	$1,614,762
Direct salaries and related costs	(1,099,593)	(1,042,289)
General and administrative	(421,910)	(412,407)
Depreciation, net	(51,418)	(51,916)
Amortization of intangibles	(14,003)	(16,639)
Impairment of goodwill	(21,792)	—
Impairment of long-lived assets	(19,761)	(1,711)
Income from operations	81,784	89,800
Total other income (expense), net	(1,217)	(3,877)
Income before income taxes	80,567	85,923
Income taxes	(24,135)	(21,842)
Net income	$56,432	$64,081

Net income per common share:
Basic	$1.40	$1.54
Diluted	$1.39	$1.53

Weighted average common shares outstanding:
Basic	40,255	41,649
Diluted	40,480	41,802

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended December 31,
	2020	2019
Revenues:
Americas	$359,747	$343,479
EMEA	90,780	81,782
Other	8	23
Total	$450,535	$425,284

Operating Income (Loss):
Americas	$44,895	$43,780
EMEA	8,720	6,078
Other	(21,338)	(16,771)
Income from operations	32,277	33,087

Total other income (expense), net	946	(1,062)
Income taxes	(7,848)	(9,005)
Net income	$25,375	$23,020

	Year Ended December 31,
	2020	2019
Revenues:
Americas	$1,381,008	$1,296,660
EMEA	329,238	318,013
Other	15	89
Total	$1,710,261	$1,614,762

Operating Income (Loss):
Americas	$153,711	$134,948
EMEA	1,667	17,918
Other	(73,594)	(63,066)
Income from operations	81,784	89,800

Total other income (expense), net	(1,217)	(3,877)
Income taxes	(24,135)	(21,842)
Net income	$56,432	$64,081

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31, 2020	December 31, 2019
Assets:
Current assets	$559,889	$558,786
Property and equipment, net	121,084	125,990
Operating lease right-of-use assets	158,866	205,112
Goodwill & intangibles, net	533,384	469,667
Other noncurrent assets	62,582	55,945
Total assets	$1,435,805	$1,415,500

Liabilities & Shareholders' Equity:
Current liabilities	$295,506	$253,633
Noncurrent liabilities	246,645	287,392
Shareholders' equity	893,654	874,475
Total liabilities and shareholders' equity	$1,435,805	$1,415,500

	Geographic Mix (% of Total Revenues)
	Q4 2020	Q4 2019
Americas (1)	80%	81%
Europe, Middle East & Africa (EMEA)	20%	19%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q4 2020	Q4 2019
Financial Services	32%	31%
Technology	23%	20%
Communications	18%	19%
Transportation & Leisure	5%	8%
Healthcare	9%	8%
Other	13%	14%
Total	100%	100%

	Seat Capacity
	Q4 2020	Q4 2019
Americas	38,000	40,200
EMEA	7,600	8,000
Total	45,600	48,200

	Capacity Utilization
	Q4 2020	Q4 2019
Americas	74%	76%
EMEA	75%	72%
Total	75%	75%

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended December 31,
	2020	2019
Cash Flow From Operating Activities:
Net income	$25,375	$23,020
Depreciation	13,269	12,575
Amortization of intangibles	2,425	4,123
Amortization of deferred grants	(445)	(85)
Impairment losses	4,232	—
Changes in assets and liabilities and other	(12,036)	(35,936)
Net cash provided by operating activities	$32,820	$3,697

Capital expenditures	$16,989	$14,207
Cash paid during period for interest	$171	$702
Cash paid during period for income taxes	$7,740	$5,864

	Year Ended December 31,
	2020	2019
Cash Flow From Operating Activities:
Net income	$56,432	$64,081
Depreciation	51,629	52,149
Amortization of intangibles	14,003	16,639
Amortization of deferred grants	(1,119)	(351)
Impairment losses	41,553	1,711
Changes in assets and liabilities and other	13,244	(32,946)
Net cash provided by operating activities	$175,742	$101,283

Capital expenditures	$52,683	$38,698
Cash paid during period for interest	$1,423	$3,500
Cash paid during period for income taxes	$32,770	$24,049

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended December 31,
	2020	2019
GAAP income from operations	$32,277	$33,087
Adjustments:
Long-lived asset impairment	4,232	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2,844	4,554
Merger & integration costs	1,534	798
Americas restructuring	—	(76)
Other	471	759
Non-GAAP income from operations	$41,358	$39,122

	Three Months Ended December 31,
	2020	2019
GAAP net income	$25,375	$23,020
Adjustments:
Change in APB 23 assertion	—	952
Long-lived asset impairment	4,232	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2,844	4,554
Merger & integration costs	1,534	798
Americas restructuring	—	(76)
Other	471	759
Tax effect of the adjustments	(2,157)	(1,443)
Non-GAAP net income	$32,299	$28,564

	Three Months Ended December 31,
	2020	2019
GAAP net income (loss), per diluted share	$0.64	$0.56
Adjustments:
Change in APB 23 assertion	—	0.02
Long-lived asset impairment	0.10	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.07	0.11
Merger & integration costs	0.04	0.02
Americas restructuring	—	—
Other	0.01	0.02
Tax effect of the adjustments	(0.05)	(0.04)
Non-GAAP net income, per diluted share	$0.81	$0.69

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$44,895	$43,780	$8,720	$6,078	$(21,338)	$(16,771)
Adjustments:
Long-lived asset impairment	4,232	—	—	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	1,725	3,472	1,119	1,082	—	—
Merger & integration costs	35	569	—	—	1,499	229
Americas restructuring	—	(76)	—	—	—	—
Other	471	—	—	—	—	759
Non-GAAP income (loss) from operations	$51,358	$47,745	$9,839	$7,160	$(19,839)	$(15,783)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended December 31,
	2020	2019
GAAP income from operations	$81,784	$89,800
Adjustments:
Goodwill impairment	21,792	—
Long-lived asset impairment	19,761	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	15,653	18,820
Merger & integration costs	4,227	7,094
Americas restructuring	(2)	4,167
Other (1)	1,290	759
Non-GAAP income from operations	$144,505	$120,640

	Year Ended December 31,
	2020	2019
GAAP net income	$56,432	$64,081
Adjustments:
Change in APB 23 assertion	—	952
Goodwill impairment	21,792	—
Long-lived asset impairment	19,761	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	15,653	18,820
Merger & integration costs	4,227	7,094
Americas restructuring	(2)	4,167
Other (1)	1,290	759
Tax effect of the adjustments	(9,761)	(7,472)
Non-GAAP net income	$109,392	$88,401

	Year Ended December 31,
	2020	2019
GAAP net income, per diluted share	$1.39	$1.53
Adjustments:
Change in APB 23 assertion	—	0.02
Goodwill impairment	0.54	—
Long-lived asset impairment	0.49	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.39	0.45
Merger & integration costs	0.10	0.17
Americas restructuring	—	0.10
Other (1)	0.03	0.02
Tax effect of the adjustments	(0.24)	(0.18)
Non-GAAP net income, per diluted share	$2.70	$2.11

(1)

Long-lived asset impairment costs of $1.8 million classified in "Other" as of the six months ended June 30, 2020 were reclassified to "Long-lived asset impairment" for the year ended December 31, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$153,711	$134,948	$1,667	$17,918	$(73,594)	$(63,066)
Adjustments:
Goodwill impairment	—	—	21,792	—	—	—
Long-lived asset impairment	18,795	—	966	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	11,304	14,493	4,349	4,327	—	—
Merger & integration costs	2,046	4,719	—	1,874	2,181	501
Americas restructuring	—	4,116	—	—	(2)	51
Other (2)	956	—	212	—	122	759
Non-GAAP income (loss) from operations	$186,812	$158,276	$28,986	$24,119	$(71,293)	$(61,755)

(1)	Other includes corporate and other costs.
(2)

Long-lived asset impairment costs of $1.8 million classified in "Other" as of the six months ended June 30, 2020 were reclassified to "Long-lived asset impairment" for the year ended December 31, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
March 31, 2021
GAAP net income, per diluted share	$0.58 - $0.61
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.08
Merger & integration costs	0.01
(Earnings) losses from equity method investee	0.03
Tax effect of the adjustments	(0.03)
Non-GAAP net income, per diluted share	$0.67 - $0.70

Business Outlook
Year Ended
December 31, 2021
GAAP net income, per diluted share	$2.60 - $2.73
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.33
Merger & integration costs	0.02
(Earnings) losses from equity method investee	0.10
Tax effect of the adjustments	(0.11)
Non-GAAP net income, per diluted share	$2.94 - $3.07

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended December 31,
	2020	2019
GAAP tax rate	24%	28%
Adjustments:
Goodwill impairment	0%	0%
Long-lived asset impairment	0%	0%
Change in APB 23 assertion	0%	-3%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Other	0%	0%
Non-GAAP tax rate	24%	25%

	Business Outlook
	Three Months Ended	Year Ended
	March 31, 2021	December 31, 2021
GAAP tax rate	24%	24%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
(Earnings) losses from equity method investee	0%	0%
Non-GAAP tax rate	24%	24%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 12

	Three Months Ended December 31, 2020 vs. December 31, 2019 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	4.7%	11.0%	-65.2%	5.9%
Adjustments:
Foreign currency impact (1)	-0.2%	-6.8%	0.0%	-1.4%
Non-GAAP constant currency organic revenue growth	4.5%	4.2%	-65.2%	4.5%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 13

Year Ended December 31, 2020 vs. December 31, 2019 (2)
Consolidated
GAAP revenue growth	5.9%
Adjustments:
Foreign currency impact (1)	-0.2%
Non-GAAP constant currency organic revenue growth	5.7%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.